Exhibit 10.10
AMENDMENT NO. 2 TO THE
EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 2 (the “Amendment”) to the Employment Agreement (the “Agreement”), dated as of the 12th day of January, 2004 and amended effective as of the 5th day of February, 2008, further amended as of the 28th day of October, 2008, and further amended as of the 31st day of December, 2008, between Aspen Insurance U.S. Services, Inc., a Delaware corporation (the “Employer”), and Brian M. Boornazian (the “Executive”), is made effective as of the 8th day of February, 2010:
RECITALS:
WHEREAS, the Executive and the Employer have entered into a written agreement setting forth the terms and conditions of the Executive’s employment with the Employer and the services to be rendered by him to Aspen Re America Inc.; and
WHEREAS, the Employer and the Executive wish to amend certain provisions of Paragraph 8 of the Agreement.
NOW THEREFORE, the Agreement is amended as follows:
     Subparagraph 8(a)(ii) is amended in its entirety to read as follows:
     “the Employer shall pay to the Executive in equal installments on the dates provided in paragraph 3(a) during the remaining period of the Term of Employment (before giving effect to such termination) an amount equal to the sum of (1) the Executive’s highest Annual Base Salary while employed by the Employer plus (2) the average of the immediately preceding three annual bonuses paid to the Executive prior to the Date of Termination; provided, however that if such termination occurs either (x) as a result of Good Reason and the Company has given the initial notice contemplated by clause (y) or (y) the Company has given the Executive six months prior written notice after a reasonable assessment that the Company is not comfortable with the long term economic performance and/or prospects of the business unit in which the Executive works and the reasons for such concern are not remedied to the satisfaction of the Company in that six month period and the Employer thereafter terminates the Executive’s employment, then in the case of either (x) or (y) the Employer shall not be obligated to make any payment pursuant to this paragraph 8(a)(ii); and”
Except as expressly amended herein, the provisions of the Agreement shall remain in full force and effect.

This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

ASPEN INSURANCE U.S. SERVICES, INC.
By:	/s/ Courtney Driscoll
Date:	2/11/2010

AGREED AND ACKNOWLEDGED AS
OF THE EFFECTIVE DATE OF THE
AMENDMENT ABOVE WRITTEN:

/s/ Brian Boornazian
Brian M. Boornazian
Date:	2/11/2010